SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 23, 2014, is entered into by and among CINCINNATI BELL INC., an Ohio corporation (the “Borrower”), the Guarantors signatories hereto, the Lenders signatories hereto and BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer, and PNC BANK, NATIONAL ASSOCIATION, as Swingline Lender and an L/C Issuer.
RECITALS
A.    The Borrower, the Guarantors, the Lenders, the Swingline Lender, the L/C Issuers and the Administrative Agent are party to that certain Credit Agreement dated as of November 20, 2012 (as amended by that certain First Amendment to Credit Agreement dated as of September 10, 2013 and as further amended, modified, restated or supplemented from time to time prior to the Second Amendment Effective Date, the “Existing Credit Agreement”).
B.    The Borrower has requested that the Lenders amend the Existing Credit Agreement as set forth herein.
C.    The parties have agreed to amend the Existing Credit Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	CERTAIN DEFINITIONS
1.    Certain Definitions. The following terms used in this Amendment, including its preamble and recitals, have the following meanings:
“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.
“Second Amendment Effective Date” shall have the meaning assigned to such term in the introductory paragraph of Article III hereof.
2.    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

II.	AMENDMENTS TO EXISTING CREDIT AGREEMENT
Subject to the satisfaction of the condition precedent set forth in Article III hereof, as of the date hereof the Existing Credit Agreement is hereby amended as follows:

1.    The definition of “Applicable Prepayment Date” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing each of the references to “Bank of America” therein with “a Lender or an Affiliate of BlackRock, Inc.”.

2.    Clauses (A), (B), (C) and (D) of Section 2.05(b)(ii) of the Credit Agreement are hereby amended by replacing each of the references to “Bank of America” therein with “a Lender or an Affiliate of BlackRock, Inc.”.

III.	CONDITIONS PRECEDENT TO EFFECTIVENESS
This Amendment shall become effective as of the date hereof (the “Second Amendment Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment which collectively shall have been executed on behalf of each of the Borrower, each of the Guarantors, the Required Lenders and the Administrative Agent.

IV.	MISCELLANEOUS
1.    Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. On and after the Second Amendment Effective Date, any reference in the Loan Documents or any and all other documents thereafter executed and delivered pursuant to the terms of the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement.

2.    Construction. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.
3.    Reaffirmation of Loan Party Obligations. Each Loan Party hereby ratifies the Amended Credit Agreement and acknowledges and reaffirms that (i) it is bound by all terms of the Amended Credit Agreement and (ii) it is responsible for the observance and full performance of the Obligations. Without limiting the generality of the proceeding sentence, (i) each of the Guarantors confirms that it jointly and severally guarantees the prompt payment when due of all Obligations, in accordance with, and pursuant to the terms of, Article IV of the Amended Credit Agreement and (ii) each of the Loan Parties agrees that all references in the Collateral Documents to the term “Secured Obligations” shall be deemed to include all of the obligations of the Loan Parties to the Lenders and the Administrative Agent, whenever arising, under the Amended Credit Agreement, the Collateral Documents or any of the other Loan Documents (including, but not limited to, any interest, expenses and cost and charges that accrue after the commencement by or against any Loan Party or any Affiliate thereof or any proceedings under any Debtor Relief Laws naming such Person as the debtor in such proceeding).
4.    Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
5.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
6.    Binding Effect. This Amendment, the Amended Credit Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Loan Documents shall remain unchanged and shall continue in full force and effect.
7.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:	CINCINNATI BELL INC.,
an Ohio corporation
By:	/s/ Christopher C. Elma
Name:	Christopher C. Elma
Title:	Vice President, Treasury & Tax

GUARANTORS:	CINCINNATI BELL TELECOMMUNICATION
SERVICES LLC, an Ohio limited liability company

CINCINNATI BELL ENTERTAINMENT INC.,
an Ohio corporation

CINCINNATI BELL WIRELESS, LLC,
an Ohio limited liability company

CINCINNATI BELL TECHNOLOGY SOLUTIONS INC.,
a Delaware corporation

CINCINNATI BELL ANY DISTANCE INC.,
a Delaware corporation

CBTS SOFTWARE LLC,
a Delaware limited liability company

EVOLVE BUSINESS SOLUTIONS LLC
an Ohio limited liability company

CINCINNATI BELL ANY DISTANCE OF VIRGINIA LLC,
a Virginia limited liability company

DATA CENTER INVESTMENT INC.,
a Delaware corporation

DATA CENTERS SOUTH INC.,
a Delaware corporation

DATA CENTER INVESTMENTS HOLDCO LLC,
a Delaware limited liability company

DATA CENTERS SOUTH HOLDING LLC,
a Delaware limited liability company

By:	/s/ Christopher C. Elma
Name:	Christopher C. Elma
Title:	Vice President, Treasury & Tax

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

LENDER:	[Lender signature pages on file with the Administrative Agent]